UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2013

COMM 2013-CCRE11 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
(Exact names of sponsors as specified in their charters)

Delaware	333-184376-08	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMM 2013-CCRE11 – Form 8-K

Item 6.02 - Change of Servicer or Trustee.

On November 7, 2013, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of a series of certificates (the “COMM 2013-CCRE12 Transaction”) pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2013 (the “COMM 2013-CCRE12 Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, U.S. Bank National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian.  Pursuant to that certain Co-Lender Agreement, dated as of September 3, 2013, between Cantor Commercial Real Estate Lending, L.P., Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association, as initial noteholders, upon the closing of the COMM 2013-CCRE12 Transaction, servicing of the Miracle Mile Shops mortgage loan will be transferred to the servicers under the COMM 2013-CCRE12 Pooling and Servicing Agreement.  Accordingly, effective as of November 7, 2013, the Miracle Mile Shops mortgage loan will be serviced by Wells Fargo Bank, National Association, a national banking association, as master servicer, and LNR Partners, LLC, a Florida limited liability company, as special servicer, pursuant to the COMM 2013-CCRE12 Pooling and Servicing Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President

Date:  November 13, 2013